As filed with the Securities and Exchange Commission on July 31, 2003
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TCI Solutions, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                        Delaware                           33-0537151
               (State or Other Jurisdiction of         (I.R.S. Employer
                Incorporation or Organization)          Identification No.)

                5210 East Williams Circle,                 92614-4469
                          Suite 302                        (Zip Code)
                      Tucson, Arizona
            (Address of Principal Executive Offices)


                           1993 EQUITY INCENTIVE PLAN
                           2001 EQUITY INCENTIVE PLAN
                1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                               Stephen P. DeSantis
       Chief Financial Officer, Executive Vice President and Secretary
                               TCI Solutions, Inc.
                         17752 Skypark Circle, Suite 160
                                   92614-4469
                     (Name and Address of Agent For Service)

                                 (949) 476-1122
        (Telephone Number, Including Area Code, of Agent for Service)

               Please address a copy of all communications to:
                          Michael G. McKinnon, Esq.
                    Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6240

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed
                                       Maximum        Proposed         Amount
     Title of                          Offering       Maximum            of
 Securities to be     Amount to be     Price Per      Aggregate     Registration
    Registered       Registered (1)     Share        Offering Price     Fee
--------------------------------------------------------------------------------

Common Stock, par        415,500       $0.35(2)         $145,425(2)    $11.76
value $.001 per
share, to be
issued under
the1993 Equity
Incentive Plan

Common Stock, par
value $.001 per
share, to be
issued under
the2001 Equity        10,695,483         (3)          $2,201,021(3)   $178.06
Incentive Plan

Common Stock, par
value $.001 per
share, to be
issued under
the 1993
Non-Employee             156,188       $1.40(4)       $218,663(2)      $17.69
Directors' Stock
Option Plan


Common Stock, par
value $.001 per
share, to be
issued under the
2001 Non-Employee
Directors' Stock         315,000         (5)          $76,070(3)        $6.15
Option Plan


---------------------------------------
(1) Represents shares issuable under the 1993 Equity Incentive Plan, 2001 Equity Incentive Plan, 1993 Non-Employee Directors' Stock Option Plan and 2001 Non-Employee Directors' Stock Option Plan (collectively, the "Plans"). The maximum number of shares which may be issued under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Calculated pursuant to Rule 457(h)(1), based on the weighted average per share exercise price of $0.35 for each outstanding option under the 1993 Equity Incentive Plan.

(3) Calculated pursuant Rule 457(h)(1), based on (i) the weighted average per share exercise price of $0.25 for 2,814,649 shares of outstanding options under the 2001 Equity Incentive Plan and (ii) the per share book value of the Common Stock of the Registrant as of December 31, 2002 equal to $0.19 for the remaining 7,880,834 shares of unissued options under the 2001 Equity Incentive Plan.

(4) Calculated pursuant to Rule 457(h)(1), based on the weighted average per share exercise price of $1.40 for each outstanding option under the 1993 Non-Employee Directors' Stock Option Plan.

(5) Calculated pursuant Rule 457(h)(1), based on (i) the weighted average per share exercise price of $0.25 for 270,330 shares of outstanding options under the 2001 Non-Employee Directors' Stock Option Plan and (ii) the per share book value of the Common Stock of the Registrant as of December 31, 2002 equal to $0.19 for the remaining 44,670 shares of unissued options under the 2001 Non-Employee Directors' Stock Option Plan.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

            (a) The Registrant's annual report on Form 10-KSB for the fiscal year ending December 31, 2002 filed with the Securities and Exchange Commission (the "Commission") on March 31, 2003.

            (b) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ending March 31, 2003 filed with the Commission on May 14, 2003.

            (c) The description of the Registrant's common stock contained in the Registrant's Form 10-SB filed with the Commission on April 30, 2002 as amended by Amendment No. 1 to Registrant's Form 10-SB filed with the Commission on December 19, 2002, and Amendment No. 2 to Registrant's Form 10-SB filed with the Commission on June 24, 2003.

            In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

Item 4. Description of Securities

            Not applicable

Item 5. Interests of Named Experts and Counsel

            Not applicable


Item 6. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

            The Registrant's Fourth Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

            The Fourth Amended and Restated Certificate of Incorporation and Bylaws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

            In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

            Not applicable

Item 8. Exhibits

            The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number        Description of Exhibit
-------       ----------------------

3.1* Fourth Amended and Restated Certificate of Incorporation of TCI Solutions, Inc.

3.2*          Bylaws of TCI Solutions, Inc. and Amendments thereto

4.1*          Amended and Restated Stockholders Agreement dated
              December 21, 2001 among TCI Solutions, Inc. and the
              Stockholders listed on Schedule I thereto

4.2* First Amendment to Amended and Restated Stockholders Agreement dated April 10, 2002 among TCI Solutions, Inc. and the Stockholders listed on Schedule I thereto

4.3* Second Amendment to Amended and Restated Stockholders Agreement dated April 10, 2002, among TCI Solutions, Inc. and the Stockholders listed on Schedule I thereto.

4.4* Second Amended and Restated Registration Rights Agreement dated April 10, 2002 among TCI Solutions, Inc. and the persons identified on Schedule I thereto

4.5*          Management Rights Letter in favor of InnoCal II, L.P. dated
              December 21, 2001

4.6* Management Rights Letter in favor of Productivity Fund IV dated December 21, 2001

4.7** Warrant to Purchase a 125,000 shares of Common Stock of TCI Solutions, Inc. in favor of Comerica Bank-California dated August 6, 2002

5.1           Opinion of Paul, Hastings, Janofsky & Walker LLP

10.1* Purchase and Sale Agreement dated February 20, 2001 between Total Control Information, a California limited partnership (now TCI Solutions, Inc.) and Fidelity Funding Business Credit, Ltd. d/b/a USA Funding, Limited

10.2** Loan and Security Agreement dated August 6, 2002 between TCI Solutions, Inc. and Comerica Bank, N.A.

10.3+ Software License Agreement dated November 29, 2000 between TCI Solutions, Inc. and Fleming Companies, Inc.

10.4* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and Lance Jacobs

10.5* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and Stephen DeSantis

10.6* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and David Auerbach

10.7* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and David Berg

10.8*         2001 Equity Incentive Plan of TCI Solutions, Inc. and
              Amendments thereto

10.9*         2001 Non-Employee Directors' Stock Option Plan of TCI
              Solutions, Inc.

10.10* 1993 Equity Incentive Plan of TCI Management, Inc. (now TCI Solutions, Inc.)

10.11* 1993 Non-Employee Directors' Stock Option Plan of TCI Management, Inc. (now TCI Solutions, Inc.)

10.12** Agreement and Release dated June 24, 2002 with David Auerbach, as amended by Amendment dated September 26, 2002.

23.1          Consent of Deloitte & Touche LLP

23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

24.1          Power of Attorney (included in Signature Page)


-------------------

*Incorporated by reference to the Registrant's Form 10-SB, filed with the Commission on April 30, 2002.

**Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB filed on November 14, 2002.

+ Incorporated by reference to Amendment No. 2 to the Registrant's Form 10-SB filed with the Commission on June 24, 2003. Certain portions have been redacted pursuant to a request for confidential treatment previously filed with the Commission.

Item 9. Undertakings

(1) The Registrant hereby undertakes:

         (a) To file, during any period in which Registrant offers or sells securities, a post-effective amendment to this Registration
             Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any additional or changed material information on the plan of distribution;

                    Note, small business issuers do not need to give the statements in paragraphs (a)(i) and (a)(ii) above if the Registration Statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

         (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
            Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 8th day of July, 2003.

                                    TCI Solutions, Inc.

                                    By:/s/Stephen P. De Santis
                                       ---------------------------
                                          Stephen P. DeSantis
                                          Chief Financial Officer, Executive
                                          Vice President and Secretary

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen P. DeSantis his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                     Title                         Date
---------                     -----                         ----

   /s/ Lance C. Jacobs        Chairman of the Board,        July 7, 2003
-------------------------     President and Chief
   Lance C. Jacobs            Executive Officer
                              (Principal Executive
                              Officer)

  /s/ Stephen P. De Santis    Chief Financial Officer,      July 8, 2003
--------------------------    Executive Vice President
   Stephen P. DeSantis        and Secretary (Principal
                              Financial and Accounting
                              Officer)

 /s/ Jay E. Houlihan III      Director                      July 8, 2003
-------------------------
   Jay E. Houlihan III

                              Director                      July ___, 2003
-------------------------
   Todd G. Gardner

 /s/ Donald L. Jans           Director                      July 2, 2003
-------------------------
   Donald L. Jans

 /s/ John E. Josephson        Director                      July 2, 2003
-------------------------
   John E. Josephson

                              Director                      July ___, 2003
-------------------------
   Mark T. Koulegeorge

 /s/ Daniel Raynor            Director                      July 8, 2003
-------------------------
   Daniel Raynor

                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibit
-------       ----------------------

3.1* Fourth Amended and Restated Certificate of Incorporation of TCI Solutions, Inc.

3.2*          Bylaws of TCI Solutions, Inc. and Amendments thereto

4.1*          Amended and Restated Stockholders Agreement dated
              December 21, 2001 among TCI Solutions, Inc. and the
              Stockholders listed on Schedule I thereto

4.2* First Amendment to Amended and Restated Stockholders Agreement dated April 10, 2002 among TCI Solutions, Inc. and the Stockholders listed on Schedule I thereto

4.3* Second Amendment to Amended and Restated Stockholders Agreement dated April 10, 2002, among TCI Solutions, Inc. and the Stockholders listed on Schedule I thereto.

4.4* Second Amended and Restated Registration Rights Agreement dated April 10, 2002 among TCI Solutions, Inc. and the persons identified on Schedule I thereto

4.5*          Management Rights Letter in favor of InnoCal II, L.P. dated
              December 21, 2001

4.6* Management Rights Letter in favor of Productivity Fund IV dated December 21, 2001

4.7** Warrant to Purchase a 125,000 shares of Common Stock of TCI Solutions, Inc. in favor of Comerica Bank-California dated August 6, 2002

5.1           Opinion of Paul, Hastings, Janofsky & Walker LLP

10.1* Purchase and Sale Agreement dated February 20, 2001 between Total Control Information, a California limited partnership (now TCI Solutions, Inc.) and Fidelity Funding Business Credit, Ltd. d/b/a USA Funding, Limited

10.2** Loan and Security Agreement dated August 6, 2002 between TCI Solutions, Inc. and Comerica Bank, N.A.

10.3+ Software License Agreement dated November 29, 2000 between TCI Solutions, Inc. and Fleming Companies, Inc.

10.4* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and Lance Jacobs

10.5* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and Stephen DeSantis

10.6* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and David Auerbach

10.7* Employment Agreement dated September 1, 1998 between TCI Management, Inc. (now TCI Solutions, Inc.) and David Berg

10.8*         2001 Equity Incentive Plan of TCI Solutions, Inc. and
              Amendments thereto

10.9*         2001 Non-Employee Directors' Stock Option Plan of TCI
              Solutions, Inc.

10.10* 1993 Equity Incentive Plan of TCI Management, Inc. (now TCI Solutions, Inc.)

10.11* 1993 Non-Employee Directors' Stock Option Plan of TCI Management, Inc. (now TCI Solutions, Inc.)

10.12** Agreement and Release dated June 24, 2002 with David Auerbach, as amended by Amendment dated September 26, 2002.

23.1          Consent of Deloitte & Touche LLP

23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

24.1          Power of Attorney (included in Signature Page)


-------------------

*Incorporated by reference to the Registrant's Form 10-SB, filed with the Commission on April 30, 2002.

**Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB filed on November 14, 2002.

+ Incorporated by reference to Amendment No. 2 to the Registrant's Form 10-SB filed with the Commission on June 24, 2003. Certain portions have been redacted pursuant to a request for confidential treatment previously filed with the Commission.